FIRST AMENDMENT TO

THE LIMITED PARTNERSHIP AGREEMENT OF

INP RETAIL, L.P.

This First Amendment to the Limited Partnership Agreement of INP Retail, L.P. (this “Amendment”) is made and entered into as of October 9, 2012 among Inland Real Estate Corporation, a Maryland corporation (“Inland”) Stichting Depositary PGGM, Private Real Estate Fund (“Depositary”), a Dutch foundation acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund (“Fund” and together with the Depositary, “PGGM PRE Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening) (Inland and PGGM PRE Fund are hereafter individually referred to as a “Limited Partner” and collectively as “Limited Partners”), and INP Retail Management Company, LLC, a Delaware limited liability company (hereinafter referred to as the “General Partner”).

WHEREAS, the General Partner and the Limited Partners have heretofore entered into the Limited Partnership Agreement of INP Retail, L.P., dated as of June 3, 2010 (the “Partnership Agreement”) for the purpose of operating, managing and governing the limited partnership known as INP Retail, L.P., (the “Partnership”); and

WHEREAS, the General Partner and the Limited Partners desire to amend the Partnership Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

ARTICLE 1

Definitions

1.1

The following definitions are hereby added in replacement of existing definitions or added as additional defined terms to Article 1 “Definitions” of the Partnership Agreement to read as follows:

“Additional Property” shall have the meaning set forth in Section 7.l(a) of the Partnership Agreement, and shall include Phase II Additional Properties.

“Holding Period” means, with respect to an Owned Property, the period agreed to by the Limited Partners, as of the contribution or acquisition of such Owned Property, during which the Partnership, through a Property Entity, will maintain ownership of such Owned Property, and as determined pursuant to Sections 7.6 of the Partnership Agreement and 7A.4 of this Amendment.

“Investment Period” means the time period beginning on the date of the Partnership Agreement and terminating at the end of the Maximum Term as defined in 5.5(d).

“Non-Qualified Phase II Property” shall have the meaning set forth in Section 7A.1(a) of this Amendment and includes Phase II Opportunity Properties.

“Owned Property” and “Owned Properties” means the parcels of real estate owned by the Property Entities, and all improvements, additions, replacements, easements and any and all other rights pertinent thereto, and all personal property that might be used or useful in connection therewith and shall include the Inland Properties, Additional Properties, and Phase II Additional Properties.

“Phase II Additional Property” shall have the meaning set forth in Section 7A.1(a) of this Amendment.

“Phase II Development Property” shall have the meaning set forth in Exhibit 4C.

“Phase II Investment Area” means the Metropolitan Statistical Area (MSA) for each of the following cities (i) Chicago, Illinois, (ii) Minneapolis, Minnesota, (iii) Milwaukee, Wisconsin, (iv) Cincinnati, Ohio, (v) Cleveland, Ohio, (vi) Columbus, Ohio, (vii) Kansas City, Missouri.

“Phase II Investment Guidelines” shall have the meaning set forth in Article 4 of the Partnership Agreement, as amended by this Amendment.

“Phase II Opportunity Properties REIT Entity” shall have the meaning set forth in Section 7A.1(f) of this Amendment.

“Phase II Opportunity Property” shall have the meaning set forth in Section 7A.4(b) of this Amendment.

“Phase II Property” and “Phase II Properties” means any Qualified Phase II Properties and non-Qualified Phase II Properties.

“Property” and “Properties” shall mean any property acquired by the Partnership, including Qualified Properties, non-Qualified Properties, Qualified Phase II Properties and non-Qualified Phase II Properties.

“Qualified Phase II Property” means any of (i) a necessity based, grocery-anchored or community existing retail shopping center; or (ii) shopping center development; or (iii) an opportunity-based real estate project, in any case meeting the Phase II Investment Guidelines and located in the Phase II Investment Area.

“REIT Entity” means any one of the Inland Properties REIT Entity, the Additional Properties REIT Entity, the Phase II Opportunity REIT Entity, and any entity organized by the Partnership pursuant to Section 7A.1(f)(iii).

All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto as set forth in the Partnership Agreement.

ARTICLE 2

2.1

Article 4 is hereby amended by adding the following paragraph to read as follows:

Notwithstanding the forgoing, the Partnership may cause a Property Entity to acquire a Phase II Additional Property in accordance with the Phase II Investment Guidelines attached hereto as Exhibit 4C and made a part hereof (such Phase II Investment Guidelines, as they may be amended from time to time, by the unanimous written approval of the Limited Partners are hereinafter called the “Phase II Investment Guidelines”) or, if not meeting the Phase II Investment Guidelines, then upon the unanimous written consent of the Limited Partners in accordance with the provisions of Article 7A of this Amendment.

2.2

Section 6.3(f)(i)(A) shall be amended to read as follows:

(A)

for any reason, in excess of $180,000,000 or if approved as a Major Decision by the Limited Partners, $230,000,000, in each case subject to adjustment pursuant to Section 7A.1(d)(iii)  (the “PGGM PRE Fund Maximum Capital Contributions”);

2.3

Section 6.3(f)(i)(C) shall be amended to read as follows:

(C)

for Acquisition Additional Capital Contributions in excess of $175,000,000  or, if approved as a Major Decision by the Limited Partners, $225,000,000 less, in each case, the PGGM PRE Fund Initial Capital Contributions, and, in each case subject to adjustment  pursuant to Section 7A.1(d)(iii) (the “PGGM PRE Fund Maximum Acquisition Additional Capital Contributions”).

2.4

Section 6.3(f)(ii)(A) shall be amended to read as follows:

(A)

for any reason, in excess of $220,000,000 or, if approved as a Major Decision by the Limited Partners, $281,111,111, in each case subject to adjustment  pursuant to Section 7A.1(d)(iii)  (the “Inland Maximum Capital Contributions”);

2.5

Section 6.3(f)(ii)(C) shall be amended to read as follows:

(C)

for Acquisition Additional Capital Contributions in excess of $213,888,888 or, if approved as a Major Decision by the Limited Partners, $275,000,000 less, in each case the Inland Initial Capital Contributions, and, in each case as adjusted pursuant to Section 7A.1(d)(iii)  (“Inland Maximum Acquisition Additional Capital Contributions”).

2.6  Article 7A shall be added to the Partnership Agreement to read as follows:

ARTICLE 7A

Phase II Additional Properties to be Acquired; Operation of the Partnership

7A.1

Phase II Additional Properties to be Acquired.

(a)

Acquisition of Phase II Additional Properties. During the Investment Period, the Partnership shall seek to acquire additional Properties from non-Affiliate third parties.  The Partnership may consider for acquisition Properties that meet the Phase II Investment Guidelines in the Phase II Investment Area (each, a “Qualified Phase II Property”), and Properties that do not meet the Phase II Investment Guidelines (each, a “non-Qualified Phase II Property”). Title to any Property acquired by the Partnership during Phase II (each, if acquired by the Partnership, a “Phase II Additional Property”) shall be held as described in Section 7A.1(f).  Provided that the Exclusive Acquisition Right described in Section 7A.1(b) has not terminated as provided therein, Inland will use commercially reasonable efforts to identify Qualified Phase II Properties, and may, in its sole discretion, propose the acquisition of a non-Qualified Phase II Property.

(b)

Exclusive Acquisition Right. The Partnership, and not the Partners acting on their own behalf, shall have the exclusive right (the “Exclusive Acquisition Right”) to acquire any Qualified Phase II Property identified by Inland or the General Partner; provided however that such Exclusive Acquisition Right shall terminate and thereafter Inland shall not be required to present any Phase II Property (either Qualified or non-Qualified) for potential acquisition by the Partnership if on three (3) occasions during any twelve (12) consecutive month period any of the following occurs (each a “Qualified Phase II Property Rejection”):

 (i)

PGGM PRE Fund chooses not to consent to the acquisition of a Qualified Phase II Property during the Initial Approval Period following the delivery of an Initial Notice (as defined in Section 7.1(c)(ii) of the Partnership Agreement);

(ii)

Except as provided in Section 7.1(c)(iv) or 7.1(e) of the Partnership Agreement, PGGM PRE Fund withdraws its consent to the acquisition of a Property after having given its Initial Approval following the delivery of an Initial Notice; or

(iii)

PGGM PRE Fund’s refusal to consent to the acquisition of a Property after (A) the submission of a Disagreement relating to such Property under clause (b) or (c) of the definition of “Disagreement” to an arbitrator, and (B) the arbitrator’s determination that the Property meets, or continues to meet the Phase II Investment Guidelines, or that a Material Adverse Effect or Material Change does not exist, as the case may be.

Upon the termination of the Exclusive Acquisition Right, Inland and the General Partner shall no longer be required to propose any Phase II Properties to the Partnership for acquisition.

(c)

Approval Process.  The approval process for the acquisition of a Phase II Additional Property shall be the same as the approval process for the acquisition of an Additional Property as described in Section 7.1(c), with the following exceptions:

(i)

Replacement of Defined Terms.  Those defined terms used in Section 7.1(c) and set forth below shall, for purposes of the approval process for the acquisition of a Phase Additional II Property, be replaced with the defined term indicated:

(A)

the term “Investment Guidelines” shall be replaced with the term “Phase II Investment Guidelines”;

(B)

the term “Qualified Property” shall be replaced with the term “Qualified Phase II Property”;

(C)

the term “Qualified Property Rejection” shall be replaced with the term “Qualified Phase II Property Rejection”; and

(D)

the term “non-Qualified Property” shall be replaced with the term “non-Qualified Phase II Property”.

(ii)

Internal Cross-Reference.  References to Section 7.1(b) of the Partnership Agreement shall be deemed to refer to Section 7A.1(b) of this Amendment.

(iii)

Specific Modifications Regarding Phase II Development Properties.  The following additional items shall be required in connection with an Initial Notice with respect to the approval process for the acquisition of a Phase II Development Property:

(A)

the Acquisition Budget for a Phase II Development Property shall include development, construction, leasing, and pre-stabilization costs and expenses;

(B)

the cash flow analysis for a Phase II Development Property shall include projected rents and estimated time to stabilization;

(C)

the real property information and location for a Phase II Development Property shall include the status of development and entitlements; and

(D)

in addition to items required for all other Acquisition Budgets, an Acquisition Budget for a Phase II Development Property shall include a description and terms of structure and development programs including, but not limited to, terms of any joint venture, loans, purchaser agreement or other agreement related to such Phase II Development Property.

(d)

Obligation upon Final Approval. The obligations of the Limited Partners upon Final Approval with respect to a Phase II Additional Property shall be the same as the obligations of the Limited Partners as described in Section 7.1(d) of the Partnership Agreement, with the exceptions that:

(i)

in any Capital Call relating to a Phase II Development Property, the General Partner shall, in addition to other items required to be specified in all Capital Calls, indicate therein the funding of loans, development costs, and contributions to joint ventures for Phase II Development Properties;

(i)

if the Final Approval for a Phase II Development Property occurs prior to the termination of the Investment Period, the General Partner may extend the Holding Period and the Term with respect to such Phase II Development Property and make Capital Calls after the termination of the Investment Period solely for completing the development and acquisition of such Phase II Development Property, subject to the limitations and terms of Section 6.3 as amended hereby; and

(ii)

For the avoidance of doubt, the PGGM PRE Fund Maximum Acquisition Additional Capital Contributions and Inland Maximum Acquisition Additional Capital Contributions shall be inclusive of all PGGM PRE Fund Additional Capital Contributions and Inland Additional Capital Contributions made as of the date of the Capital Call, and any Capital Contributions returned to the Limited Partners prior to the date of the Capital Call, if, in connection with a Capital Call, approved by the Limited Partners as a Major Decision.

(e)

Phase II Investment Guidelines. The description of Phase II Investment Guidelines with respect to Phase II Properties shall be the same as the Investment Guidelines set forth in Section 7.1(e) of the Partnership Agreement, with the exception that those defined terms used in Section 7.1(e) of the Partnership Agreement and set forth below shall, for purposes of the Phase II Properties, be replaced with the defined term indicated:

(i)

the term “Investment Guidelines” shall be replaced with the term “Phase II Investment Guidelines”; and

(ii)

the term “non-Qualified Property” shall be replaced with the term “non-Qualified Phase II Property”.

(f)

Title to Phase II Additional Properties.

(i)

Title to each of the Phase II Additional Properties shall be held in a separate Property Entity that is disregarded as separate from its owner for federal income tax purposes.  One hundred percent (100%) of the equity ownership interests of all Property Entities owning Phase II Additional Properties will be held by either (A) the Additional Properties REIT Entity, (B) the Phase II Opportunity Properties REIT Entity (as defined in subsection (ii), below), or (C) any other REIT Entity organized by the Partnership pursuant to (iii) below;

(ii)

The Partnership may, upon the approval of the Limited Partners, establish a REIT Entity for the purpose of holding all the outstanding equity interests of those Property Entities owning Phase II Opportunity Properties (the “Phase II Opportunity Properties REIT Entity”);

(iii)

The Partnership may, upon the approval of the Limited Partners as a Major Decision, establish an additional REIT Entity or REIT Entities for the purpose of holding all the outstanding equity interests in various Property Entities owning any of the Properties and for such other purposes as approved by the Limited Partners; and

(iv)

The Partnership shall be the owner of (A) all of the outstanding equity interests in the Additional Properties REIT Entity other than the REIT Compliance Interests in the Additional Properties REIT Entity;  (B) all of the outstanding equity interests in the Phase II Opportunity Properties REIT Entity other than the REIT Compliance Interests in the Phase II Opportunity Properties REIT Entity; and (C) all of the outstanding equity interests in any other REIT Entity other than the REIT Compliance Interests in such REIT Entity.  Except to the extent that the holder of any Financings may require that said Property Entity, Additional Properties REIT Entity, Phase II Opportunity Properties REIT Entity or other REIT Entity also have an independent manager for the purpose of providing the lender with bankruptcy protection, Inland or an Inland Affiliate will be the manager of each Property Entity, the Additional Properties REIT Entity, the Phase II Opportunity Properties REIT Entity and any other REIT Entity.  All cash flow distributions from the Additional Properties REIT Entity, Phase II Opportunity Properties REIT Entity or any other REIT Entity to the Partnership shall be characterized as Net Ordinary Cash Flow or Net Extraordinary Cash Flow of the Partnership in accordance with the terms of this Agreement and shall retain such characterization for all purposes hereunder, including, but not limited to, distributions to Partners.

(g)

No Warranty or Guaranty. Neither Inland nor the General Partner make, or shall be deemed to make, any representation, warranty, covenant or guaranty hereunder regarding the Phase II Additional Properties, including, without limitation, that (i) any or all of the Properties presented for approval hereunder satisfies the Phase II Investment Guidelines; or (ii) that any or all of the Phase II Additional Properties which may hereafter be acquired by the Partnership will continue to satisfy the Phase II Investment Guidelines or will generate, individually, or in the aggregate, any level of return. Notwithstanding anything to the contrary herein, this Section shall not be deemed to exculpate Inland or the General Partner with respect to any other breach of this Agreement or any other agreement.

(h)

Inland Acquisition Fee. Inland shall be paid an acquisition fee (the “Acquisition Fee”) equal to twenty-five (25) basis points multiplied by the equity portion of the purchase price of the Phase II Additional Property, to be paid at closing of the purchase of each Phase II Additional Property.

(i)

End of the Investment Period. At the end of the Investment Period, the Partnership shall cease to acquire Phase II Additional Properties, provided that it shall complete any transactions to acquire Phase II Additional Properties for which it has become contractually bound during the Investment Period.

(j)

Definitive Purchase Agreement. Each Phase II Additional Property shall be conveyed to the Property Entity described in Section 7A.1(f) pursuant to a definitive purchase agreement containing standard and customary terms and provisions, representations, warranties, indemnities, and closing conditions; provided however, that if such Phase II Additional Property is to be acquired pursuant to an auction, foreclosure or other non-negotiated sale transaction, then the consummation of the conveyance thereof shall take place pursuant to the terms and conditions of such auction, foreclosure or other non-negotiated sale transaction.

7A.2

Financing; Required Guaranties.  The provisions of the Partnership Agreement relating to Partnership Limits on Debt Financing (as set forth in Section 7.2 of the Partnership Agreement), Property Entity Debt Financing (as set forth in Section 7.3 of the Partnership Agreement) and Required Guaranties (as set forth in Section 7.4 of the Partnership Agreement), shall be applied with respect to the Phase II Additional Properties in the same manner as such provisions are applied to all other Properties, with the exception in all cases that those defined terms used in such Sections 7.2, 7.3 and 7.4 shall be deemed to include such defined terms as modified by this Amendment, and Section 7.3 shall be amended as provided in Section 2.7 of this Amendment.

7A.3

 [Intentionally Omitted]

7A.4

Determination of Holding Period.  The Limited Partners shall agree to a Holding Period to be assigned with respect to each of the Phase II Additional Properties which Holding Period shall be assigned as of the date of acquisition of such Property for a period of time determined by the Limited Partners.  The Holding Period for a Phase II Additional Property may be less than or equal to the balance of the Maximum Term, but in any event be at least two (2) years and one (1) day from the date of acquisition of such Phase II Additional Property, and if not agreed to by the Limited Partners on or prior to the date of acquisition of such Phase II Additional Property, such Holding Period shall be for a period of time equal to the balance of the Maximum Term, as same may be extended from time to time pursuant to Section 5.5(d) of the

Partnership Agreement.  Notwithstanding the foregoing, the Limited Partners may agree to modify the Holding Period of any Property as a Major Decision.

2.7

The second sentence of Section 7.3 of the Partnership Agreement shall be amended to read as follows:

In order to accommodate the intent of this Agreement, the Partnership, each REIT Entity and each Property Entity will use their commercially reasonable efforts (i) if a lender requires the consent of the Limited Partners in connection with any loan, to provide such consent in the form of Exhibit 7-A, with such changes therein as such lender may require and (ii) to insure that the loans on all Owned Properties will permit the following:

2.8

Section 8.5(b) of the Partnership Agreement shall be amended to read as follows:

(b)  Distribution of Net Extraordinary Cash Flow.  Net Extraordinary Cash Flow shall, unless otherwise agreed by the prior written consent of the Limited Partners as a Major Decision, be distributed within thirty (30) days of the Capital Event from which the Net Extraordinary Cash Flow is derived (i) first, to Inland in an amount equal to the balance of the PIC Funds; and (ii) second, the balance to and among the Partners pro rata according to their Percentage Interests.   Any Net Extraordinary Cash Flow which is not distributed as provided in this Section 8.5(b) shall be used to acquire Phase II Additional Properties pursuant to terms and conditions established by the Limited Partners as a Major Decision or for such other purposes approved by the Limited Partners as a Major Decision; provided, however, in no event shall the Net Extraordinary Cash Flow be retained by the Partnership or a REIT Entity if such retention would cause Inland or any other REIT Entity to lose its status as a Domestically Controlled REIT or cause the profit portion of the Net Ordinary Cash Flow to be subject to the imposition of excise tax pursuant to Section 4981 of the Code.

2.9

Section 10.2 of the Partnership Agreement shall be amended to read as follows:

Except as otherwise provided herein, whenever any vote, approval, agreement or consent of the Limited Partners or the Partners shall be required pursuant to the Partnership Agreement, including but not limited to Major Decisions, such vote, approval, agreement or consent shall mean and require the prior unanimous written agreement of all of the Limited Partners.  For the avoidance of doubt, any such unanimous written agreement may be executed by a designated representative of a Limited Partner.  PGGM PRE Fund hereby designates each of Werner Sohier, Steven Zeeman and Jikke de Wit as one of its designees, and Inland hereby designates each of Mark Zalatoris and Scott Carr as one of its designees.  Designees may be removed or appointed by the designating Limited Partner upon five Business Days notice to the other Limited Partner and the General Partner.

2.10    Section 5.5(b) of the Partnership Agreement shall be amended to read as follows:

Upon the expiration of the Holding Period of the last Owned Property held by a Property Entity.

2.11   Section 7.5 of the Partnership Agreement shall be amended to add the following sentence  immediately following the third sentence of Section 7.5:

,Notwithstanding anything to the contrary in this Section 7.5, the loan-to-value ratio may exceed 50% during the construction period for Phase II Development Properties, if such financing is approved by the Limited Partners as a Major Decision, and such financing will not be included in determining the overall loan-to-value ratio of the entire portfolio of Properties.

ARTICLE 3

In all other respects, except as otherwise altered by this Amendment, the Partnership Agreement shall remain in full force and effect.

[Signature Page to Follow.]

[Signature page to First Amendment to the Limited Partnership Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date above written.

LIMITED PARTNERS:

INLAND REAL ESTATE CORPORATION, a Maryland corporation

By:_/s/ MARK ZALATORIS_______

Name: _Mark Zalatoris_____________

Its: President and Chief Executive Officer

GENERAL PARTNER:

INP RETAIL MANAGEMENT COMPANY, LLC, a Delaware limited liability company

By: Inland Real Estate Corporation

Its: Manager

By:_/s/ MARK ZALATORIS_______

Name: _Mark Zalatoris_____________

Its: President and Chief Executive Officer

STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND, ACTING IN ITS CAPACITY AS DEPOSITARY OF AND FOR THE ACCOUNT AND RISK OF PGGM PRIVATE REAL ESTATE FUND

Represented by:  PGGM

VERMOGENSBEHEER, B.V.

By:_/s/ E.W.LINDEIJER__________

Name: _E.E. Lindeijer____________

Its: Director

By:_/s/ M.M. KLAASSEN_________

Name: _M.M. Klaassen_____________

Its: Attorney-in-fact

EXHIBIT 4C

PHASE II INVESTMENT GUIDELINES

Property Type:

High quality, stabilized “necessity-based”, grocery-anchored or community retail shopping centers or high quality, pre-leased (executed leases for anchor tenants) properties under development in Chicago, Illinois and Minneapolis, Minnesota (“Phase II Development Properties”).

At least one (1) owned anchor tenant.

Strong demographics (no greenfields).

Located:

In the Phase II Investment Area.  MSAs of Chicago, Illinois and Minneapolis, Minnesota for Phase II Development Properties.

Financing:  Acquisition of Phase II Additional Properties to be financed at market terms at the closing and described in Section 7A.3(a), or soon after closing.  Property-level financing amount will be agreed upon by the Limited Partners and subject to the aggregate portfolio constraints on debt described in Section 7A.3(b) of the Partnership Agreement.  Assumption of Existing Indebtedness for the Phase II Additional Properties will be allowed with the consent of the Limited Partners.

For the avoidance of doubt, no Phase II Additional Property that falls within the Exclusion Policy shall be deemed to meet the Phase II Investment Guidelines.

Phase II Development Properties may be, but shall not be required to be, acquired under one of the following structures:

(1)

The Partnership will be the majority equity partner in a joint venture with a third party developer.  The Partnership will provide 85%-100% of the required equity for the development project with a third party lender providing a construction loan.  The third party outside developer would manage the land assemblage, entitlements, and construction while Inland or its Affiliates will be involved with leasing and property management duties.  The Partnership would have the right to purchase the Phase II Development Property upon completion at a discounted value to market.

(2)

A “Loan-to-Own” participation in a shopping center’s development where the Partnership provides a third party developer a loan plus an obligation to purchase the Phase II Development Property upon completion at a discounted value to market.  The anticipated construction loan interest rate will range from 6 to 8 percent and may include origination fees.

Upon completion of construction and stabilization, the construction loan will convert to a portion of the purchase price, with the price derived from a pre-determined “take-out” capitalization rate.

(e)

The Partnership will enter into an agreement to purchase a Phase II Development Property currently under construction at a date 12 to 18 months in the future.  The Partnership will have the obligation to purchase the Phase II Development Property upon completion at a discounted value to market.

EXHIBIT 7A

FORM OF CONSENT OF LIMITED PARTNER

OF

INP RETAIL, L.P.

The undersigned, PGGM Vermogensbeheer, B.V., representative of Stichting Depositary PGGM Private Real Estate Fund (the “Depositary”), a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund (the “Fund”, and together with the Depositary, “PGGM PRE Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening), consents to and adopts the following resolutions pursuant to the applicable provisions of the laws governing the operations of  PGGM PRE Fund:

WHEREAS, PGGM PRE Fund is a party to that certain Limited Partnership Agreement of INP Retail, L.P. (the “Partnership”), dated as of June 3, 2010, as amended by that certain First Amendment to the Limited Partnership Agreement of the Partnership, dated as of [__________], 2012 (the “Partnership Agreement”), pursuant to which PGGM PRE Fund and Inland Real Estate Corporation, a Maryland corporation (“IRC”), are limited partners with rights and obligations as more particularly set forth therein;

[WHEREAS, the Partnership owns approximately ninety-nine percent (99%) of the limited liability company membership interests and one hundred percent (100%) of the common units in INP REIT I, LLC, a Delaware limited liability company (the “Contribution REIT”), and the Contribution REIT is the sole Member and owns one hundred percent (100%) of the limited liability company interests in [Name of Property Entity], a [Delaware] limited liability company (the “Property Entity”);]

[WHEREAS, the Partnership owns approximately ninety-nine percent (99%) of the limited liability company membership interests and one hundred percent (100%) of the common units in INP REIT II, LLC, a Delaware limited liability company (the “Acquisition REIT”), and the Acquisition REIT is the sole Member and owns one hundred percent (100%) of the limited liability company interests in [Name of Property Entity], a [Delaware] limited liability company (the “Property Entity”);]

[WHEREAS, the Partnership owns approximately ninety-nine percent (99%) of the limited liability company membership interests and one hundred percent (100%) of the common units in INP REIT III, LLC, a Delaware limited liability company (the “Phase II Opportunity Properties REIT Entity” or “Development REIT”), and the [Phase II Opportunity Properties REIT Entity” or “Development REIT] is the sole Member and owns one hundred percent (100%) of the limited liability company interests in [Name of Property Entity], a [Delaware] limited liability company (the “Property Entity”);]

WHEREAS, the Property Entity holds title to that certain parcel of real estate located at [Address of Property Entity] and commonly known as [Name of shopping center] (the “Property”);

WHEREAS, it has been proposed that the Property Entity refinance the Property pursuant to a loan from [Name of Lender] (the “Lender”) in the original principal amount of $[________] and in connection therewith:

(i)

the Property Entity shall execute (A) a promissory note substantially in the form attached hereto as Exhibit A (the “Note”) and (B) a mortgage encumbering the Property in favor of the Lender substantially in the form attached hereto as Exhibit B (the “Mortgage”) as security for the repayment of the Note; and

(ii)

the Partnership shall execute a non-recourse, carve out guaranty in favor of the Lender substantially in the form attached hereto as Exhibit C (the “Guaranty”);

WHEREAS, pursuant to Section 9.2(c) of the Partnership Agreement, the transactions contemplated in connection with the proposed refinancing of the Property constitute  “Major Decisions” (as defined in the Partnership Agreement) and require the approval of the limited partners of the Partnership; and

WHEREAS, PGGM PRE FUND desires that the Partnership (A) enter into, or cause to be entered into, the Note, the Mortgage, the Guaranty and such other documents required to be executed in connection therewith (collectively, the “Transaction Documents”)1 and (B) perform, or cause to be performed, the transactions contemplated thereby.

NOW, THEREFORE, BE IT RESOLVED, that PGGM PRE Fund hereby approves and consents to the Partnership’s and the Property Entity’s execution of the Transaction Documents to which they are a party and their performance of their respective obligations thereunder;

FURTHER RESOLVED, that by adopting the above resolutions, any and all acts and things that any, officer, agent or attorney of PGGM PRE Fund has done or may do in any way relating to or arising from or in connection with the transactions contemplated hereunder, or the resolutions contained herein, are hereby ratified and approved; and

FURTHER RESOLVED, that these resolutions may be executed in any number of counterparts, or in any number of counterpart pages, all of which together shall be deemed the original and shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereunto executed this Instrument of Consent as of the ____ day of _______, 201[_].

STICHTING DEPOSITARY PGGM PRIVATE REAL

ESTATE FUND, ACTING IN ITS CAPACITY AS

DEPOSITARY OF AND FOR THE ACCOUNT AND

RISK OF PGGM PRIVATE REAL ESTATE FUND

Represented by:  PGGM

VERMOGENSBEHEER, B.V.

By:____________________________

Name: _________________________

Its:

By:____________________________

Name: _________________________

Its:

Exhibit A

Exhibit B

Exhibit C

Footnotes

1 If any other material document is to be executed by the Partnership or the Property Entity in connection with the refinancing of the Property (e.g., an environmental indemnity agreement), such document shall be described herein and the form of such document shall be attached hereto as an exhibit.